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                                                                    EXHIBIT 99.1

[IBIS LETTERHEAD]


CONTACT:

Debra L. Nelson                     Van Negris/Philip J. Danning
Ibis Technology Corporation         Kehoe, White, Savage & Co., Inc.
(978) 777-4247                      (212) 888-1616

FOR IMMEDIATE RELEASE:

                     IBIS TECHNOLOGY CORPORATION COMPLETES
             PREVIOUSLY ANNOUNCED EQUIPMENT SALE TO IBM CORPORATION
              IN A TRANSACTION VALUED AT APPROXIMATELY $8 MILLION;

                    SALE OF TWO IBIS 1000 IMPLANTERS TO IBM
             INCLUDES EQUIPMENT LICENSING AND DEVELOPMENT AGREEMENT

DANVERS, MA -- JUNE 9, 1998 -- Ibis Technology Corporation (NASDAQ:IBIS), the leading manufacturer of oxygen implanters and supplier of SIMOX-SOI (Separation by IMplantation of OXygen/Silicon-On-Insulator) wafers to semiconductor manufacturers, today announced that it has completed the sale of two Ibis 1000 implanters to IBM Corporation (NYSE:IBM) in a transaction valued at approximately $8 million -- the largest order in the Company's history. The sale to IBM includes an equipment licensing and development agreement which gives IBM the right to a royalty-bearing, non-exclusive license to supplement Ibis' equipment manufacturing capacity. The purchase orders for the two implanters were previously disclosed in Ibis' press release dated March 5, 1998. The addition of these two new machines will bring IBM's installed base of Ibis 1000 implanters to a total of three.

Martin J. Reid, President and Chief Executive Officer of Ibis Technology Corporation, commented: "We are very pleased with IBM's continued commitment to our SIMOX-SOI technology. We believe that the sale of these two additional Ibis 1000 implanters to IBM and the accompanying equipment licensing and development agreement represent significant progress in establishing SIMOX-SOI as an industry standard.

"As a world leader in the development and application of advanced technologies, IBM has announced, over the past several months, the use of several technologies which we believe are complementary with SIMOX-SOI. These revolutionary and proprietary IBM technologies, together with SIMOX-SOI, have the potential to meet the performance and economic challenges of the on-going transition to the next generation of new semiconductors, which will have substantially enhanced capabilities beyond those offered by conventional technologies.

"It is important to keep in mind that the significance of SIMOX-SOI is that it offers designers and manufacturers of semiconductors unique features in terms of performance. The benefits of SIMOX-SOI are ideally suited to devices requiring low power consumption and high speed. The growth of markets for such devices, and challenges of low voltage operations and continued device scaling, have brought SIMOX-SOI, as well as other technologies, to the forefront of these applications.

"These are exciting and challenging times for both our industry and our Company. We look forward to working with IBM to expand the industry's acceptance of SIMOX-SOI technology and continuing the efforts to move into mainstream commercial production."


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IBIS TECHNOLOGY CORPORATION
June 9, 1998
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Ibis Technology Corporation is an advanced materials company which manufactures oxygen implanters and supplies SIMOX-SOI wafers to the semiconductor industry and whose goal is to be the world leader in volume manufacturing of SIMOX-SOI wafers. SIMOX-SOI wafers are silicon-on-insulator wafers which enable the production of integrated circuits with significant advantages over circuits constructed on conventional bulk silicon or epitaxial wafers. Ibis is promoting the global acceptance of SIMOX-SOI wafers by continuing to develop advanced proprietary oxygen implanters and process technology as well as by the formation of strategic alliances.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this press release which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, equipment capacity and supply constraints or difficulties, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings.

NOTE: Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis's World Wide Web site on the Internet located at: http//www.ibis.com

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